Velcera Appoints Two New Members to Board of Directors

LANGHORNE, PA July 9, 2007 - Velcera, Inc., a specialty pharmaceutical company focused on veterinary health, announced today the appointment of Manya S. Deehr and Harold L. Zuber to the Company’s board of directors. Mr. Zuber will also serve as chairman of the audit committee. The two new board members replace Steven C. Rocamboli and Peter M. Kash, who have resigned from the board.

“We are delighted to welcome Ms. Deehr and Mr. Zuber as the two newest additions to our board. Mr. Zuber will contribute his strong financial background and entrepreneurial skills as the chair of our audit committee. He will also add value in the area of compliance, which is important since Velcera is a newly public Company. Ms. Deehr brings in-depth legal expertise, most notably in the area of life-sciences product licensing, to our board of directors. She will be a valuable advisor as we pursue our business development initiatives. I look forward to working closely with both of these professionals,” stated Dennis Steadman, Velcera’s President and Chief Executive Officer. “I would also like to thank our departing board members, Mr. Rocamboli and Mr. Kash, for all of their hard work,” added Mr. Steadman.

Ms. Deehr is the Chief Legal Officer and Secretary of Eurand N.V. (NASDAQ: EURX), a specialty pharmaceutical company engaged in the development, manufacture, and commercialization of enhanced therapeutic products based on its proprietary drug formulation technologies. From October 2000 to January 2007, Ms. Deehr was a partner in the business and finance practice of Morgan Lewis & Bockius LLP, where she worked exclusively with life sciences companies. Ms. Deehr has a law degree from the University of Wisconsin Law School and a bachelor degree in biochemical sciences from Harvard University.

Mr. Zuber currently serves on the board of a private medical device startup company and a private electronics distributor. He is also engaged in entrepreneurial interests with a number of direct minority investments in companies across various industries. From 1990 to 2003 he was Chief Financial Officer of Teleflex Incorporated (NYSE:TFX), a diversified industrial company that designs, manufactures and distributes specialty-engineered products serving the commercial, aerospace, and medical industries. Mr. Zuber holds a degree in Business Administration from Clarion State College and is a member of the American Institute of Certified Public Accountants.

About Velcera, Inc.

Velcera is a specialty pharmaceutical company focused on leveraging its patented PROMIST™ delivery system to develop veterinary medicines with superior convenience, compliance, and pharmacokinetic advantages that benefit pets and their owners. The PROMIST delivery system provides a metered dose liquid mist to the oral mucosa for systemic absorption. The convenience of PROMIST has the potential to increase compliance and improve pet health as owners avoid the challenge involved in getting their pets to swallow pills. Other advantages of PROMIST include improved bioavailability, faster absorption and quicker onset of therapeutic activity.

As a patented technology, PROMIST attracts strategic partners by extending the patent life of medication based on the delivery system. Current collaborations include a global licensing agreement with Novartis Animal Health covering Velcera’s first product, a novel canine product utilizing Velcera’s patented PROMIST technology. To date, PROMIST has shown significantly improved bioavailabilty, drug uptake, and ease of administration when evaluated in dogs, cats and horses.

Velcera, Inc.

For more information, please contact:

Velcera
Dennis Steadman
President and CEO
Phone: 215-579-7200
Fax: 215-579-8335
dsteadman@velcera.com

The Ruth Group
Sara Ephraim (investors)
Phone: 646-536-7002
sephraim@theruthgroup.com

Jason Rando (media)
Phone: 646-536-7025
jrando@theruthgroup.com

#  #  #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause our actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “plans,” ”believes,” “intends,” and similar words or phrases. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Risks that may affect forward-looking information contained in this press release include, without limitation, the risk that the results of clinical trials may not support our claims and our lack of experience in developing and commercializing pet pharmaceutical products. Additional risks are described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2007. We assume no obligation to update these statements, except as required by law.